                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               FORE SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

- ----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- ----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------
     (5) Total fee paid:

- ----------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ------------------------------

     (2) Form, Schedule or Registration No.:
     ------------------------------

     (3) Filing Party:
     ------------------------------

     (4) Date Filed:
     ------------------------------

                                                                   June 25, 1996

                            DEAR STOCKHOLDER:

                                 You are cordially invited to attend the 1996
                            Annual Meeting of Stockholders of FORE Systems, Inc. to be held on Thursday, July 25, 1996, at 10:00 a.m., at The Westin William Penn Hotel, 530 William Penn Place, in Pittsburgh, Pennsylvania. Your Board of Directors and management look forward to greeting those stockholders able to attend.

                                 This year, in addition to electing two Class
                            III Directors and ratifying the selection of Price Waterhouse LLP as independent accountants, you are being asked to consider and approve the 1996 Stock Option Plan. We urge you to read carefully the accompanying Proxy Statement which describes these proposals. Your Board of Directors recommends that you vote FOR these proposals.

                                 Whether or not you plan to attend, you can
                            ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                 Thank you for your cooperation and continued
                            support.

                                               Sincerely,

                                               LOGO
                                               Eric C. Cooper
                                               Chairman and
                                               Chief Executive Officer
LOGO

                               FORE SYSTEMS, INC.
                              174 THORN HILL ROAD
                      WARRENDALE, PENNSYLVANIA 15086-7586

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JULY 25, 1996

                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of FORE Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 25, 1996, at 10:00 a.m., local time, at The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, for the following purposes:

          1. To elect two Class III directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To approve the FORE Systems, Inc. 1996 Stock Option Plan;

          3. To ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending March 31, 1997; and

          4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on June 7, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the offices of the Company, 174 Thorn Hill Road, Warrendale, Pennsylvania.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                               By Order of the Board of
                                               Directors,

                                               ROBERT D. SANSOM
                                               Vice President and Secretary
Warrendale, Pennsylvania
June 25, 1996

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                               FORE SYSTEMS, INC.

                              174 THORN HILL ROAD
                      WARRENDALE, PENNSYLVANIA 15086-7586

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of FORE Systems, Inc., a Delaware corporation (the "Company"), for use at the Company's 1996 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Thursday, July 25, 1996, at 10:00 a.m., local time, at The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about June 25, 1996.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 7, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 89,248,403 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has retained D. F. King & Co., Inc., at an estimated cost of $10,000, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Delaware law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

     The remaining proposals to be brought before the Annual Meeting require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve these proposals. Because they will not be recorded as votes in favor of such proposals, however, abstentions will have the effect of votes against such proposals. Broker non-votes with respect to these proposals will be treated as shares not capable of being voted on these proposals; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposals or on the outcome of voting on such proposals.

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation, as amended, and the By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of seven persons.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended, the members of the Board are divided into three classes, designated Class I, Class II and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors will expire at the 1997 and 1998 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The two incumbent Class III directors are nominees for election this year for a three-year term expiring at the 1999 Annual Meeting of Stockholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the two Class III nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to both of the nominees for election as Class III directors and each continuing Class I and Class II director.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS

         NAME AND AGE                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
- ------------------------------   ------------------------------------------------------------
John C. Baker.................   Mr. Baker has served as a director since December 1992. He founded
  Age 46                         Baker Capital Corporation (a private equity investment firm) in
                                 September 1995, where he continues to serve as its President. Until
                                 August 1995, he had been a Senior Vice President of Patricof & Co.
                                 Ventures, Inc. (a multi-national venture capital firm) for more than five years. Mr. Baker is a director of Intermedia Communications Inc.
                                 (a provider of competitive telecom services), Xpedite Systems, Inc.
                                 (a provider of enhanced facsimile services), Resource Bancshares
                                 Mortgage Group, Inc. (a correspondent mortgage bank) and of several other private companies.

Francois J. Bitz..............   Mr. Bitz is a co-founder of the Company and has served as a director
  Age 36                         since February 1994 and as Vice President, Engineering since
                                 December 1993. From April 1990 until December 1992, Mr. Bitz was a director of the Company and held the title of the Company's Chief
                                 Engineer; from December 1992 until December 1993 he was Vice
                                 President, Advanced Development of the Company. Prior to co-founding the Company, Mr. Bitz was a Research Engineer at Carnegie Mellon
                                 University's Robotics Institute and its school of Computer Science.
                                 Mr. Bitz received his M.S. in Electrical and Computer Engineering from Carnegie Mellon University in 1985.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

         NAME AND AGE                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
- ------------------------------   ------------------------------------------------------------
Eric C. Cooper, Ph.D..........   Dr. Cooper is a co-founder of the Company and has served as Chairman
  Age 37                         and Chief Executive Officer and as a director since April 1990.
                                 Dr. Cooper served as President from April 1990 until December 1994.
                                 Prior to co-founding the Company, Dr. Cooper was a faculty member at
                                 Carnegie Mellon University. Dr. Cooper received his Ph.D. in Computer
                                 Science from the University of California at Berkeley in 1985.

Onat Menzilcioglu, Ph.D.......   Dr. Menzilcioglu is a co-founder of the Company and has served as a
  Age 37                         director since April 1990. Dr. Menzilcioglu served as Vice President,
                                 Engineering from June 1990 until December 1994 and has served as
                                 President since December 1994. Prior to co-founding the Company,
                                 Dr. Menzilcioglu was a member of the Computer Science research faculty of Carnegie Mellon University where he received his Ph.D. in Computer
                                 Engineering in 1988.

George Archuleta..............   Mr. Archuleta has served as a director and President of the Company's
  Age 63                         LAN Switching Division since February 1996. From September 1991 through February 1996, he had served as President, Chief Executive
                                 Officer and a director of ALANTEC Corporation ("ALANTEC"), which became a wholly-owned subsidiary of the Company on February 23, 1996.
                                 From June 1990 to September 1991, Mr. Archuleta was an independent consultant. From January 1986 to June 1990, Mr. Archuleta was the
                                 President, Chief Executive Officer and a director of Vitalink
                                 Communications Corporation ("Vitalink") (a networking and satellite communications company). He served as Vice President, Marketing and
                                 Sales of Vitalink from May 1984 to January 1986.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

         NAME AND AGE                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
- ------------------------------   ------------------------------------------------------------
Thomas J. Crotty..............   Mr. Crotty has served as a director since December 1992. He has been a
  Age 38                         General Partner of Battery Ventures (a venture capital partnership)
                                 since September 1989. Prior thereto he was a Senior Associate of
                                 Abacus Ventures (a venture capital partnership). Mr. Crotty is a director of AnswerSoft, Inc. (a designer of software products) and
                                 Instream Corporation (an information services company).

Robert D. Sansom, Ph.D........   Dr. Sansom is a co-founder of the Company and has served as a
  Age 36                         director from April 1990 to December 1992 and since February
                                 1994. Dr. Sansom served as Executive Vice President from the
                                 Company's inception in April 1990 to December 1993, has
                                 served as Secretary since 1992 and has served as Vice
                                 President, Engineering since December 1993. Prior to
                                 co-founding the Company, Dr. Sansom was a member of the
                                 Computer Science research faculty at Carnegie Mellon
                                 University where he received his Ph.D. in Computer Science in 1988.

VOTES REQUIRED

     The Class III directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR
                        ELECTION AS CLASS III DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met eight times during the fiscal year ended March 31, 1996. The Board has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Executive Committee is authorized, subject to Delaware law, to exercise the power and authority of the Board in the management of the business and affairs of the Company between meetings of the full Board. The members of the Executive Committee are Dr. Cooper (Chairman), Mr. Bitz, Dr. Menzilcioglu and Dr. Sansom.

     The Audit Committee is responsible for nominating the Company's independent accountants for approval by the Board, reviewing the scope, results and costs of the audit with the Company's independent accountants and reviewing the financial statements of the Company and the audit function to ensure compliance with requirements of regulatory agencies and appropriate disclosure of necessary information to the stockholders of the Company. The members of the Audit Committee are Messrs. Baker and Crotty. The Audit Committee met six times during fiscal 1996.

     The Compensation Committee is responsible for administering compensation levels, for administering the Company's Incentive Stock Option and Nonqualified Stock Option Plan ("1992 Stock Option Plan"), its 1994 Stock Option Plan, its 1995 Stock Incentive Plan, its 1994 Employee Stock Purchase Plan, the ALANTEC Corporation Second Amended and Restated 1991 Stock Option Plan ("ALANTEC 1991 Stock Option Plan") and the ALANTEC Corporation 1994 Stock Option Plan ("ALANTEC 1994 Stock Option Plan"), and for recommending other compensation decisions to the Board. The members of the Compensation Committee are Messrs. Baker and Crotty. The Compensation Committee held five meetings during fiscal 1996.

     No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the fiscal year ended March 31, 1996.

           APPROVAL OF THE FORE SYSTEMS, INC. 1996 STOCK OPTION PLAN

     On June 17, 1996, the Board adopted and approved the FORE Systems, Inc. 1996 Stock Option Plan (the "Plan"), under which awards of options to acquire shares of Common Stock may be made to employees, directors, consultants and advisors of the Company or any of its subsidiaries ("Discretionary Awards") and awards of options will automatically be made to directors of the Company ("Automatic Awards"). The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining employees, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve longer-range performance goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company. Subject to the approval of the stockholders at the Annual Meeting, the Plan will become effective on August 15, 1996. The following description of the Plan is qualified in its entirety by reference to the complete copy of the Plan attached hereto as Exhibit A.

GENERAL PROVISIONS

     Administration. The Plan is to be administered by a Committee (the "Committee") of the Board. The Board has designated the Compensation Committee of the Board to serve as the Committee that administers the Plan. The Committee will at all times consist of two or more persons, each of whom qualifies as an "outside director" within the meaning of Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of awards made under the Plan to qualify for any tax or other material benefit to participants or the Company under applicable law.

     Shares Available. The maximum number of shares of Common Stock as to which awards may be granted under the Plan is 5,500,000 shares. During the term of the Plan, no participant in the Plan will be granted awards in respect of more than 400,000 shares of Common Stock in any calendar year. The Common Stock to be offered under the Plan will be authorized but unissued Common Stock, or issued Common Stock which will have been reacquired by the Company and held in its treasury. As of June 25, 1996, no awards had been made under the Plan.

     Shares Subject to Terminated Awards. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new awards under the Plan. In the event the purchase price of a stock option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the stock option will be counted against the number of shares remaining available for the grant of awards under the Plan.

     Adjustments. The number of shares subject to outstanding options under the Plan, the exercise price of such stock options and the number of shares available for stock options subsequently granted under the Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the awards granted under the Plan.

DISCRETIONARY AWARDS OF STOCK OPTIONS

     Discretionary Awards. The Committee will have discretion to grant awards under the Plan to employees, directors, consultants or advisors of the Company or any of its subsidiaries, provided that such consultants or advisors render bona fide services which are not in connection with the offer or sale of securities in a capital-raising transaction. The Committee will determine those individuals who will receive Discretionary Awards and the number of shares of Common Stock to be covered by each Discretionary Award. Discretionary Awards may be in the form of stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") or stock options which do not meet such requirements ("Nonqualified Options").

     Terms and Conditions of Discretionary Awards. The Committee will determine the terms and conditions of each Discretionary Award, provided that (i) Discretionary Awards will be granted at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of a grant of Incentive Stock Options to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than 10% of the voting power of all classes of stock of the Company (a "10% Holder"), (ii) the period within which a Discretionary Award may be exercised will not exceed ten years from the date of grant (five years in the case of a grant of Incentive Stock Options to a 10% Holder), and (iii) the aggregate fair market value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year will not exceed $100,000. Unless otherwise determined by the Committee, all rights to exercise options under Discretionary Awards will terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable stock option agreement, (ii) thirty days following the date of termination of employment for any reason other than death or permanent disability (as defined in the Code) of the participant or (iii) one year following the date of termination of employment by reason of the participant's death or permanent disability.

AUTOMATIC AWARDS OF STOCK OPTIONS

     Initial Awards. An individual who first becomes a member of the Board after August 15, 1996 will receive a Nonqualified Option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board (an "Initial Award"). No current member of the Board will be eligible to receive an Initial Award. Initial Awards will become exercisable in three annual installments of 3,334, 3,333 and 3,333 shares, respectively, beginning on the first anniversary of the date of grant, provided that the optionee is serving as a member of the Board on each such anniversary date.

     Annual Awards. Each person who is a member of the Board immediately preceding the annual meeting of stockholders in each year beginning in 1996 (the "Annual Meeting Date") will receive a Nonqualified Option to purchase 2,000 shares of Common Stock (an "Annual Award") on the Annual Meeting Date. Annual Awards will be immediately exercisable in full. An Annual Award will be made on August 15, 1996 to each person who is then a member of the Board and who was a member of the Board on the Annual Meeting Date in 1996.

     Terms and Conditions of Automatic Awards. The exercise price of each Initial Award and each Annual Award will be the fair market value of the Common Stock on the date of grant. The term of each Initial Grant and each Annual Grant will be ten years. All rights to exercise options will terminate on the first to occur of (i) the scheduled expiration date of such option or (ii) one year following the date of termination of service as a director.

OTHER TERMS AND CONDITIONS

     The exercise price of all stock options granted under the Plan will be payable in cash or in such other form of consideration as the Committee may approve in the applicable option agreement, including, without limitation, (i) by the delivery to the Company by the participant of a promissory note containing such terms as the Committee may determine, (ii) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the option, valued at the fair market value of such shares on the date of exercise or (iii) pursuant to a cashless exercise arrangement with a broker. Unless otherwise determined by the Committee with respect to Nonqualified Options, stock options will not be transferable, except by will or the laws of descent and distribution, and may be exercised during a participant's lifetime only by the participant.

WITHHOLDING OBLIGATIONS

     The Company has the right to deduct from a participant's salary, bonus or other compensation any taxes required by law to be withheld with respect to awards made under the Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

AMENDMENT AND TERMINATION

     The Board may, by resolution, amend or revise the Plan. Such action will not be effective without stockholder approval if such approval is required to maintain the compliance of the Plan and/or awards granted to directors, executive officers or other persons with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule. The Board may not modify any options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders (other than such adjustments required to reflect capital changes). The Plan will terminate on August 14, 2006, unless it is earlier terminated by the Board.

NEW PLAN BENEFITS

     The following table sets forth the benefits which will be received on August 15, 1996 if stockholders approve the Plan at the Annual Meeting by (i) each executive officer who is also a director, (ii) all current executive officers as a group and (iii) all current directors who are not executive officers as a group.

                               NEW PLAN BENEFITS
                             1996 STOCK OPTION PLAN

                                                                                  SHARES SUBJECT
                                                                                     TO STOCK
NAME AND POSITION(1)                                                                OPTIONS(2)
- --------------------                                                              --------------
Eric C. Cooper.................................................................        2,000
  Chief Executive Officer, Chairman and Director
Onat Menzilcioglu..............................................................        2,000
  President and Director
Robert D. Sansom...............................................................        2,000
  Vice President, Engineering and Director
Francois J. Bitz...............................................................        2,000
  Vice President, Engineering and Director
Executive Group................................................................        8,000
Non-Executive Director Group...................................................        6,000

- ---------

(1) An Annual Award will be made on August 15, 1996 to each person who is then a member of the Board, provided that such person was a member of the Board on the date of the Annual Meeting.

(2) The exercise price per share will be equal to the fair market value of a share of Common Stock on August 15, 1996.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of awards under the Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     A participant is not subject to federal income tax either at the time of grant or at the time of exercise of an Incentive Stock Option. However, in the year of exercise, the difference between the fair market value of the stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of shares of Common Stock acquired through the exercise of an Incentive Stock Option within one year after their receipt and within two years after the date of grant of the Incentive Stock Option (either event, a "disqualifying disposition"), the taxable income recognized upon the sale of such shares will be taxed at the long-term capital gains rate.

     The Company will not receive any tax deduction on the exercise of an Incentive Stock Option or, if there is no disqualifying disposition, on the sale of the underlying stock. If there is a disqualifying disposition, the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense. The tax will be imposed on the lesser of (i) the difference between the fair market value of the stock at the time of exercise and the exercise price or (ii) the difference between the amount realized on disposition and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

     There are no federal income tax consequences at the time of grant of a Nonqualified Stock Option. Upon exercise of a Nonqualified Stock Option, the participant must pay tax on ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The Company will receive a corresponding tax deduction at the time of exercise.

VOTE REQUIRED

     The proposal to approve the Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the Plan, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PLAN.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected Price Waterhouse LLP to serve as the Company's principal accountants for the year ending March 31, 1997. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the selection of Price Waterhouse LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the ratification of the selection of Price Waterhouse LLP as independent accountants, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
                PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") of the Company for the fiscal years ended March 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                       ANNUAL COMPENSATION               COMPENSATION
                                             ---------------------------------------     ------------
                                                                      OTHER ANNUAL       STOCK OPTION        ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR       SALARY($)   BONUS($)    COMPENSATION($)      AWARDS(#)       COMPENSATION($)
- ------------------------------   -------     -------     -------     ---------------     ------------     ---------------
Eric C. Cooper................     1996      165,263      90,894         --                  --                6,611(1)
  Chairman and                     1995      132,500      62,937         --                  --                5,300(1)
  Chief Executive Officer          1994      125,000      62,500         --                  --                5,000(1)

Onat Menzilcioglu.............     1996      145,000      79,750         --                  --                5,800(1)
  President                        1995      106,000      50,350         --                  --                4,240(1)
                                   1994      100,000      50,000         --                  --                4,000(1)

Francois J. Bitz..............     1996      117,621      64,692         --                  --                4,705(1)
  Vice President, Engineering      1995      106,000      50,350         --                  --                4,240(1)
                                   1994      100,000      50,000         --                  --                4,000(1)

Robert D. Sansom..............     1996      117,621      64,692         --                  --                4,705(1)
  Vice President, Engineering      1995      106,000      50,350         --                  --                4,240(1)
                                   1994      100,000      50,000         --                  --                4,000(1)

Michael I. Green..............     1996      140,288      70,421         --                  --                5,122(1)
  Vice President, Sales            1995      106,000      50,350         --                  --                4,240(1)
  and Marketing                    1994      100,000      50,000          56,317(2)         315,000(3)         4,000(1)

- ---------

(1) Consists of a discretionary contribution by the Company under the Company's 401(k) plan.

(2) Consists of a relocation allowance of $50,917 and an automobile allowance of $5,400.

(3) On May 6, 1996, the Board declared a two-for-one Common Stock split effected in the form of a Common Stock dividend paid on June 3, 1996 to stockholders of record on May 20, 1996 ("Stock Dividend"). Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

SUBSEQUENT EVENT

     Subsequent to the end of the 1996 fiscal year, stock options were granted to each of the Named Executive Officers to acquire shares in the following amounts (adjusted for the Stock Dividend): Dr. Cooper, 500,000 shares; Dr. Menzilcioglu, 450,000 shares; Mr. Bitz, 300,000 shares; Dr. Sansom, 300,000 shares; and Mr. Green, 100,000 shares. These stock options, which were granted pursuant to the Company's 1995 Stock Incentive Plan, vest over a four-year period beginning on the date of grant, and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, which was $33.38 (as adjusted for the Stock Dividend).

STOCK OPTION EXERCISES/YEAR-END STOCK OPTION VALUES

     The following table sets forth certain information with respect to the exercise of options by the Named Executive Officers during the year ended March 31, 1996 and the value of options held at that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                               SHARES                               FISCAL YEAR-END(#)(1)           FISCAL YEAR-END($)(1)(2)
                             ACQUIRED ON           VALUE        -----------------------------     -----------------------------
NAME                       EXERCISE(#)(1)       REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ----                       --------------       -----------     -----------     -------------     -----------     -------------
Michael I. Green.......        202,500           3,341,688        138,752          236,248          4,873,993       8,256,132

- ---------

(1) Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(2) Represents the difference between the closing price of the Common Stock as reported on the Nasdaq National Market on March 29, 1996 ($35.75 (adjusted for the Stock Dividend)) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

ARRANGEMENTS REGARDING TERMINATION OF EMPLOYMENT

     The Company has entered into non-competition agreements with Dr. Cooper, Dr. Menzilcioglu, Mr. Bitz and Dr. Sansom. Pursuant to the terms of each agreement, if the employment of a party is terminated for any reason, the Company may exercise an option to prevent him from engaging in any business involving the development, production, testing, sale or servicing of local area Asynchronous Transfer Mode networking products in North America for a period of one year after his termination. If the Company exercises such option, it must pay the terminated party twelve monthly payments, each equal to his monthly salary at the time of termination. Each of such non-competition agreements expires on December 21, 1997.

     On April 18, 1996, the Board adopted the FORE Systems, Inc. Change in Control Separation Plan ("Change in Control Separation Plan") wherein each Named Executive Officer is eligible to receive from the Company certain separation benefits if a change in control occurs and if, within two years thereafter, the Named Executive Officer's employment with the Company is terminated either by action of the Company without cause or by the Named Executive Officer's resignation from employment for good reason as defined in the Change in Control Separation Plan. Such separation benefits include payment of one year of base salary and bonus plus a prorated bonus payment for that portion of the year of termination for which the Named Executive Officer was employed, provision of welfare benefits for the Named Executive Officer and his family for three years and acceleration of vesting of stock options that would have vested within eighteen months after the date of the Named Executive Officer's termination of employment.

     A "change in control" is deemed to occur under the Change in Control Separation Plan upon any of the following events: (i) an individual, entity or group (as specified in the Change in Control Separation Plan) acquires, other than from the Company, beneficial ownership of 30% or more of the then outstanding shares of Common Stock or voting power of the Company's then outstanding securities; (ii) individuals (a) who, as of the effective date of the Change in Control Separation Plan, constitute the Board (the "Incumbent Board") or (b) whose nomination or election to the Board is approved by a majority of the directors then comprising the Incumbent Board, cease to constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation of the Company (a "Business Combination") other than one in which the beneficial owners of the Company's Common Stock or voting securities own more than 50% of the shares of Common Stock or voting securities of the surviving or resulting entity in substantially the same proportion as their ownership of the Company's Common Stock or voting securities immediately prior to the Business Combination; or (iv) (A) the consummation of a complete liquidation or dissolution of the Company or (B) the disposition of all or substantially all of the assets of the Company other than to a corporation of which the beneficial owners of the Company's Common Stock or voting securities immediately prior to such disposition own more than 50% of the shares of Common Stock or voting securities in substantially the same proportion as their ownership of the Company's Common Stock or voting securities immediately prior to such disposition.

COMPENSATION OF DIRECTORS

     During the fiscal year ended March 31, 1996, directors did not receive compensation for serving as members of the Board. Directors are reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Baker and Crotty served as members of the Compensation Committee during the fiscal year ended March 31, 1996.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of May 31, 1996 held (i) by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, (ii) by each director and Named Executive Officer of the Company and (iii) by all directors and executive officers of the Company as a group (based on 89,148,176 shares of Common Stock outstanding as of such date as adjusted for the Stock Dividend).

                                                                     SHARES OWNED BENEFICIALLY(1)
                                                                     ----------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                   NUMBER            PERCENT
- ------------------------------------                                   ------            -------
Eric C. Cooper...................................................    3,587,970(2)           4.0
Onat Menzilcioglu................................................    3,223,000(3)           3.6
Francois J. Bitz.................................................    4,000,000              4.5
Robert D. Sansom.................................................    3,780,000(4)           4.2
George Archuleta.................................................      653,559(5)             *
John C. Baker....................................................      104,282                *
Thomas J. Crotty.................................................        4,270                *
Michael I. Green.................................................      355,602(6)             *
Entities affiliated with Twentieth...............................    5,160,000(7)           5.8
  Century Companies, Inc.
  4500 Main Street, P.O. Box 418210
  Kansas City, MO 64141-8120
Chancellor Capital Management, Inc...............................    4,758,800(8)           5.3
  and Chancellor Trust Company
  1166 Avenue of the Americas
  New York, NY 10036
All directors and executive officers as a group (9 persons)......   15,876,633(9)          17.7

- ---------

  * Less than 1%

(1) Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(2) Includes 562,220 shares owned by Dr. Cooper's spouse and 255,140 shares owned by trusts of which Dr. Cooper's spouse is trustee and his children are beneficiaries. Dr. Cooper disclaims beneficial ownership of all such shares.

(3) Includes 40,000 shares owned by Dr. Menzilcioglu's spouse. Dr. Menzilcioglu disclaims beneficial ownership of all such shares.

(4) Includes 600,000 shares owned by Dr. Sansom's spouse. Dr. Sansom disclaims beneficial ownership of all such shares.

(5) Includes 168,165 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 31, 1996.

(6) Includes 75,002 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 31, 1996. Also includes 4,400 shares owned by Mr. Green as custodian for his children; Mr. Green disclaims beneficial ownership of all such shares.

(7) Based on information contained in Amendment No. 1 to a Schedule 13G filed by Twentieth Century Companies, Inc. with the Securities and Exchange Commission on or about February 9, 1996. Investors Research Corporation, a wholly-owned subsidiary of Twentieth Century Companies, Inc., acts as investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Twentieth Century Investors, Inc., amounted to 4,800,000 shares of Common Stock.

(8) Based on information contained in a Schedule 13G filed by Chancellor Capital Management, Inc. and Chancellor Trust Company with the Securities and Exchange Commission on or about February 13, 1996. Chancellor Capital Management, Inc. and Chancellor Trust Company are investment advisers for various fiduciary accounts.

(9) Includes 391,917 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 31, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the 1992 Stock Option Plan, the 1994 Stock Option Plan, the 1994 Employee Stock Purchase Plan and the 1995 Stock Incentive Plan, as well as the ALANTEC 1991 Stock Option Plan and the ALANTEC 1994 Stock Option Plan, which were assumed by the Company pursuant to its acquisition of ALANTEC in February 1996. The Compensation Committee also recommends to the Board salaries, bonuses, benefits and other remuneration payable to the officers and key employees of the Company. The members of the Compensation Committee are John C. Baker and Thomas J. Crotty, neither of whom is employed by the Company.

     In the 1996 fiscal year, the Company had six officers, four of whom (including the Chief Executive Officer) are founders of the Company and members of the Board. Each of the founders owns a significant percentage of the Company's Common Stock and, therefore, each of them participates proportionately in any increase in stockholder value. During the 1996 fiscal year, none of the founders were granted options under any of the Company's stock option plans. The other two officers of the Company have been granted options under the Company's stock option plans, but, because both of them had been granted a significant number of options in prior fiscal years, no grants were made in fiscal 1996.

     The Compensation Committee believes that the salaries paid to the Company's officers (including the Chief Executive Officer) are modest in comparison to the average in the computer networking industry. The salary levels reflect the fact that the Company was founded only six years ago and, from its inception, attempted to become profitable by controlling costs. The Company's compensation philosophy has been to grant each key employee an equity stake in the Company so as to align employees' interests with stockholders' interests. The Company's officers (including the Chief Executive Officer) have profited from the increase in stockholder value of the Company.

     In April 1995, the Compensation Committee adopted a Senior Management Bonus Plan for the 1996 fiscal year which would reward the Company's officers with bonus payments if certain revenue, earnings per share and individual performance objectives were achieved. Under the Senior Management Bonus Plan, no bonus pool would be available unless specific revenue and earnings per share objectives were met in each fiscal quarter. If these objectives were met in each fiscal quarter, then, at the conclusion of the fiscal year, a bonus pool of 30% of each officer's base salary would become available, and for each $5 million by which the revenue objective was exceeded, an additional 5% of base salary would become available, up to a maximum of 100% of base salary for each officer. Of the available bonus pool, 70% of each officer's bonus was payable based exclusively on the achievement of the corporate revenue and earnings per share objectives and the other 30% was payable based on the Compensation Committee's assessment of the individual performance of each officer within the context of the officer's duties and responsibilities. No specific, predetermined goals or milestones were employed by the Compensation Committee in awarding the personal performance component of the bonus pool.

     The Compensation Committee calculated the Company's revenue and earnings on a stand-alone basis for FORE Systems, Inc., excluding the revenue and earnings of ALANTEC, for the first three fiscal quarters, and included ALANTEC's revenue and earnings for the fourth fiscal quarter because the acquisition of ALANTEC was completed during that quarter. Based on this calculation, the Company exceeded the revenue and earnings objectives for each fiscal quarter. Therefore, a total bonus pool of approximately 55% of each officer's salary was available under the Senior Management Bonus Plan. The Compensation Committee awarded the entire bonus amount available to each of the Company's officers.

     The Company does not maintain benefit plans exclusively for its officers, nor does it provide officers with other benefits that are not generally available to all of the Company's employees.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Code which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly compensated executive officers. The Committee does not believe that this limitation will apply to the Company in the foreseeable future because the 1995 Stock Incentive Plan and the 1996 Stock Option Plan have been designed to qualify options awarded to executive officers under these plans as "performance based" compensation that is excluded from the calculation of the $1,000,000 limitation, and the Committee does not expect the base salaries and bonuses of the Chief Executive Officer and the other executive officers to exceed the $1,000,000 level.

          JOHN C. BAKER                               THOMAS J. CROTTY

            COMPARISON OF CUMULATIVE TOTAL RETURN SINCE MAY 23, 1994

     The following graph shows the cumulative total stockholder return on the Common Stock from May 23, 1994 (the last trading day before the date of the Company's initial public offering) through March 31, 1996, as compared to the returns of the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested in the Common Stock of the Company and in the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index as of May 23, 1994, and assumes reinvestment of dividends.

                                                    Total Return Index   Nasdaq Computer
      Measurement Period                              for The Nasdaq       Manufacturer
    (Fiscal Year Covered)       FORE Systems, Inc.   Stock Market (US)     Stocks Index
5/23/94                                 100.00            100.00              100.00
6/30/94                                 184.38             97.78               93.52
9/30/94                                 278.13            105.88              113.71
12/31/94                                421.88            104.67              130.67
3/31/95                                 493.75            114.11              137.74
6/30/95                                 378.13            130.52              167.51
9/29/95                                 462.50            146.24              201.55
12/29/95                                743.75            148.05              205.84
3/29/96                                 893.75            154.94              212.57

                       5/23/94     6/30/94     9/30/94     12/31/94    3/31/95     6/30/95     9/29/95     12/29/95    3/29/96
                       --------    --------    --------    --------    --------    --------    --------    --------    --------
FORE Systems, Inc.      100.00      184.38      278.13      421.88      493.75      378.13      462.50      743.75      893.75

Total Return Index
  for The Nasdaq
  Stock Market (US)     100.00       97.78      105.88      104.67      114.11      130.52      146.24      148.05      154.94

Nasdaq Computer
  Manufacturer
  Stocks Index          100.00       93.52      113.71      130.67      137.74      167.51      201.55      205.84      212.57

                                 OTHER MATTERS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1997 Annual Meeting, stockholder proposals must be received by the Company no later than February 25, 1997, and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-Laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders and of nominations for election as directors must be given to the Secretary of the Company not less than 60 days in advance of the date of the Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder and any material interest of the stockholder in such business. The Company's By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Under Section 16(a) of the Act, the Company's directors, officers and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during fiscal 1996, other than Robert D. Sansom, Francois J. Bitz and John C. Baker who each filed one late report (each relating to a single transaction) required by
Section 16(a) of the Act to be filed during fiscal 1996 or prior fiscal years, all such persons complied with all applicable filing requirements.

     STOCKHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS, FORE SYSTEMS, INC., 174 THORN HILL ROAD, WARRENDALE, PENNSYLVANIA 15086-7586.

                                   EXHIBIT A

                               FORE SYSTEMS, INC.
                             1996 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the FORE Systems, Inc. 1996 Stock Option Plan (the "Plan") is to promote the interests of FORE Systems, Inc. (the "Company") and its stockholders by (i) attracting and retaining employees, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve longer-range performance goals, and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company.

2. ADMINISTRATION

     Except as set forth in Section 6, the Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall at all times consist of two or more persons, each of whom qualifies as an "outside director" within the meaning of Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of awards made under the Plan to qualify for any tax or other material benefit to participants or the Company under applicable law. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding.

3. SHARES

     (A) SHARES AVAILABLE. Subject to adjustment as provided in Section 7, awards in respect of an aggregate of up to 5,500,000 shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), may be made under the Plan. During the term of the Plan, no participant shall be granted awards in respect of more than 400,000 shares of Common Stock in any calendar year. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company and held in its treasury.

     (B) SHARES SUBJECT TO TERMINATED AWARDS. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new awards under the Plan. In the event the purchase price of a stock option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the option shall be counted against the number of shares remaining available for the grant of awards under the Plan.

4. FAIR MARKET VALUE

     For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or
(ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

5. DISCRETIONARY AWARDS OF STOCK OPTIONS

     (A) DISCRETIONARY AWARDS. The Committee shall have the discretion to grant awards of stock options under the Plan to employees, directors, consultants and advisors of the Company or any of its subsidiaries ("Discretionary Awards"), provided that such consultants or advisors render bona fide services which are not in connection with the offer or sale of securities in a capital-raising transaction. The Committee shall determine and designate from time to time those individuals who shall receive Discretionary Awards and the number of shares of Common Stock to be covered by, and the other terms and conditions of, each Discretionary Award. In making its determinations, the Committee shall take into account the present and potential contributions of the respective individuals to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Discretionary Award shall be evidenced by a written stock option agreement in such form as the Committee shall approve from time to time.

     (B) DESIGNATION OF DISCRETIONARY AWARDS. Discretionary Awards may be in the form of stock options which qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 or any successor provision of the Code, or stock options which do not so qualify ("Nonqualified Options"). Each Discretionary Award shall be designated in the applicable stock option agreement as an Incentive Stock Option or a Nonqualified Option, as appropriate.

     (C) EXERCISE PRICE. Discretionary Awards shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant. Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant.

     (D) TERM AND TERMINATION. The Committee shall determine the term within which each Discretionary Award may be exercised, in whole or in part, provided that (i) such term shall not exceed ten years from the date of grant; (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant; and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000. Unless otherwise determined by the Committee, all rights to exercise Discretionary Awards shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable stock option agreement, or (ii) thirty (30) days following the date of termination of employment for any reason other than the death or permanent disability (as defined in the Code) of the participant, or
(iii) one (1) year following the date of termination of employment by reason of the participant's death or permanent disability.

     (E) OTHER TERMS AND CONDITIONS. The Committee shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Discretionary Awards. Awards granted to the same or different participants, or at the same or different times, need not contain similar provisions.

6. AUTOMATIC AWARDS OF STOCK OPTIONS TO MEMBERS OF THE BOARD

     (A) INITIAL AWARD. Each person who first becomes a member of the Board after August 15, 1996 shall receive a Nonqualified Option to purchase 10,000 shares of the Common Stock (an "Initial Award") on the date such person first becomes a member of the Board. Unless otherwise determined by the Board, each Initial Award shall become exercisable in three annual installments of 3,334, 3,333 and 3,333 shares, respectively, beginning on the first anniversary of the date of grant, provided that the optionee continues to serve as a member of the Board on each such anniversary date.

     (B) ANNUAL AWARDS. Each person who is a member of the Board immediately preceding the annual meeting of the stockholders of the Company in each year beginning in 1996 (the "Annual Meeting Date") shall receive a Nonqualified Option to purchase 2,000 shares of the Common Stock (an "Annual Award") on the Annual Meeting Date, provided that in 1996, the Annual Award shall be made on August 15, 1996 to each person who is then a member of the Board and who was a member of the Board on the Annual Meeting Date in 1996. Each Annual Award shall be immediately exercisable in full.

     (C) EXERCISE PRICE. The exercise price of each Initial Award and each Annual Award shall be the Fair Market Value on the date of grant.

     (D) TERM AND TERMINATION. The term of each Initial Award and each Annual Award shall be ten years, provided that all rights to exercise options granted thereunder shall terminate on the first to occur of (i) the scheduled expiration date of such option, or (ii) one year following the date of termination of service as a director.

7. ADJUSTMENTS TO REFLECT CAPITAL CHANGES

     The number and kind of shares subject to outstanding Discretionary Awards, Initial Awards and Annual Awards, the exercise price applicable thereto, and the number and kind of shares available for Discretionary Awards, Initial Awards and Annual Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the awards granted under the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

8. PAYMENT FOR STOCK

     Full payment for shares purchased upon exercise of awards granted under the Plan shall be made at the time the award is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including, without limitation, (i) by the delivery to the Company by the participant of a promissory note containing such terms as the Committee may determine, or (ii) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the award, valued at the Fair Market Value of such shares on the date of exercise or (iii) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine; provided, however, that if payment is made pursuant to clause (i), the par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to options held by such participant.

9. TRANSFERABILITY

     Unless otherwise determined by the Committee with respect to Nonqualified Options, options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

10. WITHHOLDING

     The Company shall have the right to deduct from all amounts paid to a participant in cash as salary, bonus or other compensation any taxes required by law to be withheld in respect of awards granted under the Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

11. CONSTRUCTION OF THE PLAN

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law provisions of such laws.

12. NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

     Except as set forth in Section 6, no person shall have any claim of right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director any right to continue to serve in such capacity.

13. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

     Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

14. NO STRICT CONSTRUCTION

     No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

15. CAPTIONS

     All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

16. SEVERABILITY

     Whenever possible, each provision in the Plan and every award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other award at any time granted under the Plan shall remain in full force and effect.

17. LEGENDS

     All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

18. AMENDMENT

     The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted to directors, executive officers or other persons with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule. The Board may not modify any options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Section 7.

19. EFFECTIVE DATE; TERMINATION OF PLAN

     The Plan shall become effective on August 15, 1996, provided it has been approved by the stockholders of the Company. The Plan shall terminate on August 14, 2006, unless it is earlier terminated by the Board. Termination of the Plan shall not affect awards previously granted under the Plan.

PROXY

                               FORE SYSTEMS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 25, 1996

        The undersigned stockholder of FORE Systems, Inc. (the "Company") hereby appoints Eric C. Cooper and Onat Menzilcioglu, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania on Thursday, July 25, 1996, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof, as follows:


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                              FOLD AND DETACH HERE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS CLASS III DIRECTORS                 PLEASE MARK
OF BOTH NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.                                               YOUR VOTE AS     [  X  ]
                                                                                                 INDICATED IN
                                                                                                 THE EXAMPLE


PROPOSAL 1. Election of Class III Directors      PROPOSAL 2. To approve the FORE Systems, Inc.     In their discretion, the proxy
                                                             1996 Stock Option Plan                holders are authorized to vote
      FOR                                                                                          upon such other matters as may
   BOTH MEMBERS             WITHHOLD                           FOR       AGAINST      ABSTAIN      properly come before the meeting
LISTED (EXCEPT THOSE        AUTHORITY                         [   ]       [   ]        [   ]
 FOR WHOM AUTHORITY        TO VOTE FOR
 IS BEING WITHHELD)       BOTH NOMINEES          PROPOSAL 3. To ratify the selection of Price
                                                             Waterhouse LLP, independent
    [    ]                   [    ]                          accountants,to audit the books
                                                             and accounts of the Company for
                                                             The year ending March 31, 1997.

NOMINEES: John C. Baker and Francois J. Bitz                   FOR       AGAINST      ABSTAIN
                                                              [   ]       [   ]        [   ]
(To withhold authority to vote for either nominee,
 write the name of the nominee below.)

__________________________________________________



Unless otherwise specified, the shares of Common stock represented hereby will be voted "FOR" the election as Class III Directors of both nominees listed and "FOR" Proposals 2 and 3.

Dated: __________________________________________________, 1996

_______________________________________________________________
Signature of Stockholder

_______________________________________________________________
Signature of Stockholder


NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signing as a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

IMPORTANT: Please sign, date and return promptly.


                              FOLD AND DETACH HERE